Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cutera, Inc.

Brisbane, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2004 Equity Incentive Plan of Cutera, Inc. of our reports dated March 16, 2015, relating to the consolidated financial statements, the effectiveness of Cutera, Inc.’s internal control over financial reporting, and schedule of Cutera, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

San Jose, California

September 10, 2015